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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP
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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47736) pertaining to the GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan and the GoAmerica, Inc. Employee Stock Purchase Plan of our report dated February 20, 2001, with respect to the financial statements and schedule of GoAmerica, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                /s/   Ernst & Young LLP

MetroPark, New Jersey
March 30, 2001